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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
VIALOG Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts," "Summary Historical and Pro Forma Financial Data" and "Selected Financial Data" in the prospectus.

                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts

July 27, 1998